Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TAMINCO CORPORATION

Taminco Corporation is a corporation organized and existing under the laws of the State of Delaware (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 2011, under the name Taminco Acquisition Corporation, an amended and restated certificate of incorporation of the Corporation was filed on February 15, 2012 (the “First Restated Certificate”) and an amendment to the First Restated Certificate was filed on December 17, 2012. This Second Amended and Restated Certificate of Incorporation of the Corporation (this “Amended and Restated Certificate of Incorporation”), which further amends and restates the First Restated Certificate, as amended, in its entirety, has been duly adopted by all necessary action of the board of directors of the Corporation (the “Board”) and the stockholders of the Corporation, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”), to read as follows:

ARTICLE I

The name of the Corporation (hereinafter the “Corporation”) is: Taminco Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 1.01 Authorized Shares. The total number of shares of all classes of stock that the Corporation is authorized to issue is          million (        ) shares of capital stock, of which          shares shall be common stock with a par value of one-tenth of one cent ($0.001) per share (the “Common Stock”) and          shares shall be preferred stock with a par value of one-tenth of one cent ($0.001) per share (the “Preferred Stock”). Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of the Corporation’s Class A Common Stock, par value of one-tenth of one cent ($0.001) per share (the “Class A Common Stock”), and each share of the Corporation’s Class B Common Stock, par value of one-tenth of one cent ($0.001) per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as          shares of Common Stock (the “Reclassification”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock into which the shares of Old Common Stock represented thereby were reclassified pursuant to the Reclassification; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock into which such shares were reclassified pursuant to the Reclassification. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to the terms of any Preferred Stock Certificate of Designation (as defined below).

Section 1.02 Common Stock. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.

(a) Voting Rights. Except as otherwise required by applicable law, the holders of Common Stock, as such, shall be entitled to one vote per share on all matters submitted to a vote of the Corporation’s stockholders generally. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends or distributions, the holders of Common Stock shall be entitled to receive, as, if and when declared by the Board (as defined below) out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board may from time to time in its sole discretion determine.

(c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for the payment of any debts and other liabilities of the Corporation, and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or other class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets upon any such liquidation, dissolution or winding up, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

Section 1.03 Preferred Stock. The Board is authorized to provide for the issuance from time to time of shares of Preferred Stock in one or more series and, by filing a certificate (a “Preferred Stock Certificate of Designation”) pursuant to the applicable provisions of the DGCL, to establish from time to time the number of shares to be included in each such series, with such powers (including voting powers, if any), designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, if any, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board, including, but not limited to, determination of any of the following:

(a) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except to the extent otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

(b) the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative and, if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

(c) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation or the holder thereof or upon the happening of a specified event;

(d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e) the amounts payable on, and the preferences, if any, of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon the happening of any other specified event;

(f) whether or not the shares of the series will be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, any other shares of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(g) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or distributions, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

(h) whether or not the shares of the series will have voting rights or powers in addition to any voting rights or powers provided by law and, if so, the terms of such voting rights and powers; and

(i) any other powers, preferences and rights, and qualifications, limitations and restrictions thereof, of the series.

Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights and powers, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation).

ARTICLE V

Section 1.01 General Powers. Except as otherwise provided by applicable law or this Amended and Restated Certificate of Incorporation, in each case as the same may be amended and/or restated from time to time, the business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board”).

Section 1.02 Number of Directors. Except as otherwise provided for or fixed pursuant to Article IV and this Article V (relating to the rights of any series of Preferred Stock to elect additional directors), the total number of directors shall be as determined from time to time exclusively by the Board; provided, that in no event shall the total number of directors be less than three (3) nor more than fifteen (15). Election of directors need not be by written ballot unless the Bylaws shall so require.

Section 1.03 Classes of Directors; Term of Office. The directors (other than those directors elected by the separate vote of one or more series of Preferred Stock) shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of such directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the total number of directors shall shorten the term of any incumbent director. Each such director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at the Corporation’s annual meeting of stockholders scheduled to be held in 2014; each director initially appointed to Class II shall serve for a term expiring at the Corporation’s annual meeting of stockholders scheduled to be held in 2015; and each director initially appointed to Class III shall serve for a term expiring at the Corporation’s annual meeting of stockholders scheduled to be held in 2016; provided, further, that each such director shall continue to hold office until the election and qualification of his or her successor, or until his or her earlier death, resignation, removal or disqualification. The Board is authorized to assign members of the Board already in office to their respective classes.

Section 1.04 Quorum. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but in no event shall less than one-third of the total number of directors constitute a quorum; provided, that if Apollo owns any shares of stock of the Corporation and there is at least one member of the Board who is an officer, director, employee, managing director, consultant or other affiliate of Apollo (as defined below), or any person nominated therefor by Apollo (any such person, an “Apollo Representative”), a quorum for the transaction of business shall include at least one Apollo Representative unless each Apollo Representative provides written or electronic notice to the remaining members of the Board prior to the meeting at which business is to be transacted waiving his or her right to be included in the quorum at such meeting. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. At any time that Apollo owns any shares of stock of the Corporation, this Section 1.04 shall not be amended, modified or repealed, and no provision inconsistent herewith shall be adopted, without the prior written consent of Apollo.

Section 1.05 Vacancies. Except as otherwise provided by this Amended and Restated Certificate of Incorporation, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 1.06 Removal of Directors. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, directors may be removed only for cause, and only by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote in an election of such directors.

Section 1.07 Voting Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

ARTICLE VI

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board is expressly authorized to:

(a) make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, but the stockholders by the affirmative vote of the holders of a majority of the votes entitled to be cast at any annual or special meeting may make, alter, amend or repeal the Bylaws whether adopted by them or otherwise; and

(b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Certificate of Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

ARTICLE VII

Except as otherwise required by law, and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or a majority of the members of the Board pursuant to a resolution approved by the Board, and special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

ARTICLE VIII

To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or amendment or modification of this Article VIII (including by changes in applicable law), or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Subject to the rights of one or more series of Preferred Stock to act by written consent as provided in any Preferred Stock Certificate of Designation, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders; provided that at any time Apollo Management VII, L.P. and any of its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, “Apollo”) beneficially own at least 50.1% of the shares of Common Stock then outstanding any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Amended and Restated Certificate of Incorporation is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized in the first instance by the Board. The right to indemnification conferred in this Article X shall include the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “Final Disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article X or otherwise. The rights conferred upon Indemnitees in this Article X shall be contract rights between the Corporation and each Indemnitee to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation and all such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

(b) To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, (B) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (C) if a majority of Disinterested Directors so directs, by a majority of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c) If a claim under paragraph (a) of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to paragraph (b) of this Article X has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Disinterested Directors,

Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) If a determination shall have been made pursuant to paragraph (b) of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article X. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

(e) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article X: (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to any act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article X (by merger, consolidation or otherwise) that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not, without the written consent of the Indemnitee, in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer and each such employee or agent to which rights to indemnification have been granted as provided in paragraph (g) of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(g) The Board may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(h) If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) For purposes of this Article X: “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the claimant; and “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X.

(j) Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by telecopy, fax, email, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XI

(a) Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

(b) Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

(c) Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director (or person serving in a similar capacity) or other Affiliate of Apollo (collectively, the “Managers”) and (y) the Managers and their Affiliates, may, and shall have no duty not to, in each case on behalf of the

Managers or their Affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or manager (or person serving in a similar capacity), or stockholder or other equityholder of any corporation or other entity, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their Affiliates and waives any claim against a Covered Manager Person and, to the fullest extent permitted by law, the Corporation shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business. To the fullest extent permitted by law, the Corporation shall pay in advance any expenses incurred by a Covered Manager Person in defense of such claim as provided in Article X.

(d) In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in such person’s Apollo-related capacity or Apollo and (y) the Corporation, the Covered Manager Person shall not, to the fullest extent permitted by law, have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim, that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Manager Person in writing, solely in his or her capacity as an officer or director of the Corporation, shall belong to the Corporation. To the fullest extent permitted by law, the Corporation shall pay in advance any expenses incurred by in defense of such claim as provided in Article X.

(e) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article XI.

(f) At any time Apollo owns any shares of stock of the Corporation, this Article XI may not be amended, modified or repealed, and no provision inconsistent herewith shall be adopted, without the prior written consent of Apollo.

(g) In the event of a conflict between this Article XI and any other Article or provision of this Amended and Restated Certificate of Incorporation, this Article XI shall prevail under all circumstances.

ARTICLE XII

Unless the Corporation consents in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or of this Amended and Restated Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article XII.

ARTICLE XIII

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE XIV

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XV

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to modify, amend or repeal, this Amended and Restated Certificate of Incorporation; provided, however, that, at any time Apollo owns shares of stock of the Corporation, any modification or amendment to, or repeal of Article XI or this Article XV, or the adoption of any provision inconsistent herewith or therewith, shall require the prior written consent of Apollo.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer as of the date first set forth above.

TAMINCO CORPORATION

By:
Name:
Title:

Date:             , 2013

TAMINCO CORPORATION — A&R CERTIFICATE OF INCORPORATION